Exhibit 99.1

Pembroke Consulting
1401 Walnut Street, Suite 620
Philadelphia, Pennsylvania 19102

Consent

        The undersigned hereby consents to the use of the information contained in its report, dated October 9, 2002, prepared for Interline Brands, Inc. (the "Company") in the Company's Registration Statement on Form S-1, and in any amendment thereto, and the prospectus included therein, and in any amendment or supplement thereto, and to the use of its name as the source of such information.

PEMBROKE CONSULTING
By:	/s/ ADAM J. FEIN Name: Adam J. Fein Title: President

August 2, 2004